                                                                   Exhibit 99(b)


                                    FINANCIAL STATEMENTS


                                    THE TRW CANADA
                                    STOCK SAVINGS PLAN



                                    DECEMBER 31, 1997 AND 1996

                         REPORT OF INDEPENDENT AUDITORS





To the Participants and the Board of Administration of THE TRW CANADA STOCK SAVINGS PLAN

We have audited the statements of financial condition of the TRW Stock Fund, Pooled Money Market Fund Employees Profit Sharing Plan, Pooled Balanced Fund Registered Retirement Savings Plan and Pooled Money Market Fund Registered Retirement Savings Plan [constituting THE TRW CANADA STOCK SAVINGS PLAN] as at December 31, 1997 and 1996 and the related statements of operations and changes in fund equity for these funds for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the several funds of THE TRW CANADA STOCK SAVINGS PLAN as at December 31, 1997 and 1996 and the results of their operations and the changes in fund equity for the years then ended in accordance with accounting principles generally accepted in Canada.


/s/ Ernst & Young

Hamilton, Canada,
March 10, 1998.                                       Chartered Accountants

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31




                                                                          1997               1996
                                                                            $                  $
----------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                     1,058              2,080
Receivable from TRW Canada Limited                                      58,074             58,180
Investments at quoted market value
   TRW Inc. common stock
   11,922 shares [cost $870,734] in 1997 and
   13,254 shares [cost $791,684] in 1996                               910,280            899,151
----------------------------------------------------------------------------------------------------
                                                                       969,412            959,411
====================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations, and short-term distributions                731,640            756,925
Fund equity [including net unrealized appreciation of investments]     237,772            202,486
----------------------------------------------------------------------------------------------------
                                                                       969,412            959,411
====================================================================================================

NUMBER OF SHARES OUTSTANDING AT DECEMBER 31                             11,922             13,254
====================================================================================================

FUND EQUITY PER SHARE AT DECEMBER 31                                   19.9440            15.2774
====================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31




                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INVESTMENT INCOME
Dividends on TRW Inc. common stock                                      10,709              7,868
Interest                                                                    54                239
-------------------------------------------------------------------------------------------------
                                                                        10,763              8,107
-------------------------------------------------------------------------------------------------

CONTRIBUTIONS
Participants                                                           424,717            371,426
TRW Canada Limited
   50% of total participants' contributions to all funds               400,602            363,022
-------------------------------------------------------------------------------------------------
                                                                       825,319            734,448
-------------------------------------------------------------------------------------------------
Net realized gain on transfer
   of investments to participants [note 4]                              94,473             49,422
Unrealized appreciation (depreciation) of investments [note 4]         (67,921)            47,305
-------------------------------------------------------------------------------------------------
                                                                        26,552             96,727
-------------------------------------------------------------------------------------------------
                                                                       862,634            839,282
-------------------------------------------------------------------------------------------------
Less withdrawals and terminations
   Paid
     Cash                                                                4,462              3,183
     TRW Inc. common stock
       1,192 shares in 1997; 598 shares in 1996                         91,246             35,293
-------------------------------------------------------------------------------------------------
                                                                        95,708             38,476
-------------------------------------------------------------------------------------------------
   Payable
     Cash                                                               13,464             12,448
     TRW Inc. common stock
       9,406 shares in 1997; 10,974 shares in 1996                     718,176            744,476
-------------------------------------------------------------------------------------------------
                                                                       731,640            756,924
-------------------------------------------------------------------------------------------------
                                                                       827,348            795,400
-------------------------------------------------------------------------------------------------

INCREASE IN FUND EQUITY                                                 35,286             43,882
Fund equity at January 1                                               202,486            158,604
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             237,772            202,486
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31




                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                    14,657                 10
Receivable from TRW Canada Limited                                      15,145             15,973
Interest receivable                                                         --                728
Investments at market value
   Royal Trust Company Classified Money Market Fund
   20,334 units [cost $203,338] in 1997 and
   22,388 units [cost $223,883] in 1996                                203,338            223,883
-------------------------------------------------------------------------------------------------
                                                                       233,140            240,594
=================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations, and short-term distributions                201,377            205,288
Fund equity                                                             31,763             35,306
-------------------------------------------------------------------------------------------------
                                                                       233,140            240,594
=================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                             3,176.3            3,530.6
=================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                       10.0               10.0
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31




                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INTEREST INCOME                                                          4,546              6,911
Participants' contributions                                            212,269            214,997
-------------------------------------------------------------------------------------------------
                                                                       216,815            221,908
-------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 18,981             14,978
   Payable                                                             201,377            205,288
-------------------------------------------------------------------------------------------------
                                                                       220,358            220,266
-------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                      (3,543)             1,642
Fund equity at January 1                                                35,306             33,664
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                              31,763             35,306
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31




                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                    11,701                 --
Receivable from TRW Canada Limited                                       8,635              8,119
Dividends receivable                                                    16,127             25,243
Investments at quoted market value
   Royal Trust Company Classified Balanced Fund
   29,406.9403 units [cost $377,446] in 1997 and
   26,024.6831 units [cost $321,087] in 1996                           451,362            384,497
-------------------------------------------------------------------------------------------------
                                                                       487,825            417,859
=================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations, and short-term distributions                     --             33,925
Fund equity [including net unrealized appreciation of investments]     487,825            383,934
-------------------------------------------------------------------------------------------------
                                                                       487,825            417,859
=================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                         29,406.9403        26,024.6831
=================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                     16.589             14.753
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31




                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INCOME                                                                  32,205             38,280
-------------------------------------------------------------------------------------------------

CONTRIBUTIONS
Participants' contributions                                            111,048             91,655
Transfer from Pooled Money Market Fund RRSP                              1,362                 --
-------------------------------------------------------------------------------------------------
                                                                       112,410             91,655
-------------------------------------------------------------------------------------------------
Net realized gain on disposition of investments [note 4]                 7,862                316
Unrealized appreciation of investments [note 4]                         10,506             41,357
-------------------------------------------------------------------------------------------------
                                                                        18,368             41,673
-------------------------------------------------------------------------------------------------
                                                                       162,983            171,608
-------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 59,092             47,125
   Payable                                                                  --             33,925
-------------------------------------------------------------------------------------------------
                                                                        59,092             81,050
-------------------------------------------------------------------------------------------------

INCREASE IN FUND EQUITY                                                103,891             90,558
Fund equity at January 1                                               383,934            293,376
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             487,825            383,934
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31




                                                                          1997               1996
                                                                            $                  $
--------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                     4,243                 --
Receivable from TRW Canada Limited                                       4,301              3,730
Interest receivable                                                         --                865
Investments at market value
   Royal Trust Company Classified Pooled Money Market Fund
   23,078 units [cost $230,780] in 1997 and
   25,734 units [cost $257,339] in 1996                                230,780            257,339
-------------------------------------------------------------------------------------------------
                                                                       239,324            261,934
=================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations, and short-term distributions                     --             11,259
Fund equity                                                            239,324            250,675
-------------------------------------------------------------------------------------------------
                                                                       239,324            261,934
=================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                            23,932.4           25,067.5
=================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                       10.0               10.0
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31




                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INTEREST INCOME                                                          8,693             13,418
Participants' contributions                                             53,152             47,960
-------------------------------------------------------------------------------------------------
                                                                        61,845             61,378
-------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 71,834             44,823
   Payable                                                                  --             11,259
   Transfer to Pooled Balanced Fund RRSP                                 1,362                 --
-------------------------------------------------------------------------------------------------
                                                                        73,196             56,082
-------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                     (11,351)             5,296
Fund equity at January 1                                               250,675            245,379
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             239,324            250,675
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS


December 31, 1997 and 1996




1. GENERAL PLAN PROVISIONS

The investment programs of the TRW Canada Stock Savings Plan [the "Plan"] are as follows:

PARTICIPANT CONTRIBUTIONS

Upon enrollment or re-enrollment, each participant directs that his contributions [computed in increments of one percent, from two per cent to six per cent of qualifying compensation] are to be invested in accordance with any of the following investment options:

[a] 100% in the TRW Stock Fund [the common stock of TRW Inc. in accordance with the trust agreement and the Plan].

[b] 100% in the Pooled Money Market Fund Employees Profit Sharing Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Money Market Fund in accordance with the Trust agreement and the Plan.

[c] 100% in the Pooled Balanced Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Balanced Fund amounts in the Royal Trust Company, Classified Balanced Fund, in accordance with the Trust agreement and the Plan.

[d] 100% in the Pooled Money Market Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Pooled Money Market Fund in accordance with the Trust agreement and the Plan.

[e]    A combination of options [a] through [d] in multiples of 25%.

Such direction may be revised on 30 days prior notice, effective January 1 of any year.

TRW CANADA LIMITED CONTRIBUTIONS

TRW Canada Limited shall contribute to the plan for each month, out of current or accumulated earnings, an amount equal to 50% of participant contributions for such month. TRW Canada Limited contributions vest immediately.

All TRW Canada Limited contributions are invested in the TRW Stock Fund.

TRW Canada Limited does not charge a fee for administering the Plans.

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS


December 31, 1997 and 1996



The number of participants in each Fund at December 31 is as follows:

                                                                          1997               1996
--------------------------------------------------------------------------------------------------

TRW Stock Fund                                                             280                281
Pooled Money Market Fund Employees Profit Sharing Plan                      72                114
Pooled Balanced Fund Registered Retirement Savings Plan                     77                 66
Pooled Money Market Fund Registered Retirement Savings Plan                 52                 48

The total number of participants in the Plan is less than the sum of the number of participants shown above because many are participating in more than one Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, and are within the framework of the accounting policies summarized below.

GAIN AND LOSSES ON INVESTMENTS

The realized gain or loss on disposition or transfer of an investment is determined from the market value of the investment at the date of disposition or transfer and the average cost base of that specific pool of investments prior to the disposition or transfer.

Unrealized gains or losses are determined as the net effect of the change in appreciation (depreciation) of investments from January 1 to December 31, based on market value and the average cost base of each investment at those respective dates.

INCOME RECOGNITION

Dividends are recognized as earned.

Interest income is recognized as it is earned consistent with the accrual basis of accounting.

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS


December 31, 1997 and 1996


3. INCOME TAXES

The Plan is exempt from Canadian federal income taxes under provisions of the Income Tax Act. Federal income tax consequences to the participants under the Plan are as provided in the Income Tax Act. TRW Canada Limited contributions are taxable to the participants as is the income and all post-1971 capital gains less post-1971 capital losses of the Plan, all of which are allocated to the participants by the Trustee during the year, whether or not such amounts are paid to the participants by the Trustee during the year. In some circumstances, the amounts taxable could exceed the amounts allocated. The amount of foreign non-business income tax paid on foreign source income by the trusts under the Plan for the year is allocated to and deemed to have been paid by the participants for Canadian federal income tax purposes. Participants who are non-resident taxpayers are subject to special rules depending on whether they have performed duties in Canada during the year and are subject to 15% withholding tax on amounts paid or credited to them under the Plan.

4. UNREALIZED AND REALIZED (LOSSES) GAINS

Investments are stated at their quoted market value. The net unrealized appreciation (depreciation) of investments included in fund equity is as follows:

                                                                          TRW             POOLED
                                                                         STOCK           BALANCED
                                                                         FUND              FUND
                                                                           $                 $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

BALANCE AT DECEMBER 31, 1995                                            60,162             22,053
Change for the year
Market value                                                            47,305             41,357
-------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                                           107,467             63,410
Change for the year
Market value                                                           (67,921)            10,506
-------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                                            39,546             73,916
==================================================================================================

THE TRW CANADA STOCK SAVINGS PLAN


                          NOTES TO FINANCIAL STATEMENTS


December 31, 1997 and 1996



The net realized gains on the transfer or disposition of investments are summarized as follows:

                                                                              TRW STOCK FUND
                                                                  -------------------------------
                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

AMOUNT REALIZED                                                        845,411            756,618
Cost - average                                                         750,938            707,196
-------------------------------------------------------------------------------------------------
NET REALIZED GAIN                                                       94,473             49,422
==================================================================================================

                                                                           POOLED BALANCED FUND
                                                                           REGISTERED RETIREMENT
                                                                               SAVINGS PLAN
                                                                     ----------------------------
                                                                          1997               1996
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

AMOUNT REALIZED                                                         60,297              3,900
Cost - average                                                          52,417              3,584
-------------------------------------------------------------------------------------------------
NET REALIZED GAIN                                                        7,862                316
==================================================================================================

5. RELATED PARTY TRANSACTIONS

All expenses related to the TRW Canada Stock Savings Plan are paid by TRW Canada Limited.